Exhibit 10.3.1

Amendment No. 1 to Stock Option Agreement

This AMENDMENT is made as of the 1st day of March, 2000 (the “Effective Date”) to the stock option agreement, a copy of which is annexed hereto as Exhibit A (the “Option Agreement “) between Coley Pharmaceutical Group, Inc., a Delaware corporation (formerly CpG ImmunoPharmaceuticals, Inc.) (the “Company”) and the employee, director or consultant whose name appears in the Option Agreement (the “Optionee”).

WHEREAS, the Company has adopted the CpG ImmunoPharmaceuticals, Inc. 1997 Employee, Director and Consultant Stock Option Plan (the “Plan”) to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan and that any and all references herein to employment of the Optionee by the Company shall include the Optionee’s employment or service as an employee, director or consultant of the Company or any Affiliate;

WHEREAS, the Company desires to amend the Option Agreement as set forth herein to accelerate the vesting of any shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) which have not yet become vested under the vesting schedule set forth in Section 4 of the Option Agreement (the “Unvested Shares”), while retaining the right to repurchase such Unvested Shares in the event the Optionee elects to purchase any of the Unvested Shares prior to the time at which such Unvested Shares would have otherwise become vested under the vesting schedule set forth in Section 4 of the Option Agreement; and

WHEREAS, amendments to the Option Agreement which are not adverse to the Optionee may be made by the Administrator in the discretion of the Administrator.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Administrator hereby amends the Option Agreement as follows:

1. Notwithstanding anything to the contrary contained in the Option Agreement, and subject to the terms set forth in this Amendment, all of the Unvested Shares covered by the Option shall be immediately exercisable, provided however that to the extent that causing any Unvested Shares to become immediately exercisable would cause certain of the Unvested Shares (the “Non-Qualifying Shares”) not to be treated as stock issued pursuant to an incentive stock option under Section 422 of the United States Internal Revenue Code of 1986, as amended (an “ISO”), then the Non-Qualifying Shares shall not be immediately exercisable but instead shall become exercisable on the first day of the next year in which such Non-Qualifying Shares may become exercisable and may still be treated as stock issued pursuant to an ISO.

2. (a) Lapsing Repurchase Right. In the event that for any reason the Optionee ceases to be an employee, director or consultant of the Company or an Affiliate (a ”Termination”), the Company or its designee shall have the option following such Termination to purchase from the Optionee (or the Optionee’s Survivors), and the Optionee (or the Optionee’s Survivors) shall be obligated to sell to the Company or its designee, all or any part of the Unvested Shares as more fully set forth herein (the “Lapsing Repurchase Right”). Notwithstanding the foregoing, in the event that the Company is prohibited from exercising the Lapsing Repurchase Right by Section 160 of the Delaware General Corporation Law, as amended from time to time (or any successor provision), then the time period during which such Lapsing Repurchase Right may be exercised shall be extended until thirty (30) days after the Company is not so prohibited. The Lapsing Repurchase Right shall initially apply to all of the Unvested Shares and shall expire in a manner consistent with the vesting schedule set forth in Section 4 of the Option Agreement, such that the number of Unvested Shares subject to the Lapsing Repurchase Right will be reduced on each date, and by the same number of Shares (as adjusted for stock splits), as would have vested under the vesting schedule set forth in Section 4 the Option Agreement. The per share repurchase price for the Unvested Shares shall be equal to the Fair Market Value of each such Share determined in accordance with the Plan as of the date of termination of employment, except that the per share repurchase price for any Shares that are subject to the Lapsing Repurchase Right shall be equal to the exercise price of each such Share.

(b) Procedure For Exercising Lapsing Repurchase Right. In the event the Company exercises the Lapsing Repurchase Right, it shall give the Optionee (or the Optionee’s Survivors) a written notice specifying the number of Shares which the Company elects to purchase and specifying a date for closing hereunder, which date shall be not less than ten (10) days nor more than sixty (60) days after the date of mailing of such notice. The Optionee (or the Optionee’s Survivors) shall have no further rights as the owner of the Shares which the Company elects to repurchase from and after the date specified in such notice. The closing shall take place at the Company’s principal office or such other location as the Company may reasonably designate in such notice. At the closing, the Optionee (or the Optionee’s Survivors) shall deliver (to the extent they are not in the possession of the Company) to the Company the Shares being purchased duly endorsed for transfer against the delivery of the purchase price by the Company. In the event that the Optionee (or the Optionee’s Survivors) fails to deliver the Shares as required by this Agreement, the Company may elect (x) to establish a segregated account to receive the payments, such account to be turned over to the Optionee (or the Optionee’s Survivors) upon delivery of the certificates representing such Shares and (y) immediately to take such action as is appropriate to transfer record title of such Shares from the Optionee (or the Optionee’s Survivors) to the Company and to treat the Optionee (or the Optionee’s Survivors) and such Shares in all respects as if delivery of the certificates representing such Shares had been made as required by this Agreement. The Optionee hereby irrevocably grants the Company a power of attorney for the purpose of effectuating the foregoing.

(c) Adjustment Provisions. If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its Common Stock, or otherwise distribute securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the Lapsing Repurchase Right shall be added to the Shares then subject to the Lapsing Repurchase Right without any change in the aggregate purchase price. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation distributed with respect to the Shares then subject to the Lapsing Repurchase Right shall be added to the Shares covered by the Lapsing Repurchase Right without any change in the aggregate purchase price. If the outstanding shares of Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock, or if the Company shall be a party to any capital reorganization, there shall be substituted for the Shares then covered by the Lapsing Repurchase Right such amount and kind of securities as are issued in such subdivision, combination, reclassification, or capital reorganization in respect of the Shares subject to the Lapsing Repurchase Right immediately prior thereto, without any change in the aggregate purchase price.

(d) Escrow. The certificates representing all Shares which are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Shares in escrow as provided in this Section 2 (d). Promptly following a request from the Optionee, the Company shall release from escrow and deliver to the Optionee a certificate for the number of Shares, if any, as to which the Lapsing Repurchase Right has lapsed. In the event of a repurchase by the Company of Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Shares so repurchased. Any shares of the capital stock of the Company distributed in respect of the Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Shares.

(e) Prohibition on Transfer. Notwithstanding anything to the contrary set forth in Section 13.3 of the Option Agreement, Optionee shall not be permitted to sell, pledge or otherwise transfer (including by gift or devise) any of the Shares which are subject to the Lapsing Repurchase Right, whether voluntarily or by operation of law (other than to the Company or its designee). The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation hereof, or to treat as the owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred in violation hereof.

(f) Failure to Deliver Unvested Shares to be Repurchased. In the event that the Unvested Shares to be repurchased by the Company hereunder are not in the Company’s possession pursuant to Subsection 2(d) above or otherwise and the Optionee or the Optionee’s successor in interest fails to deliver such Unvested Shares to the Company (or its designee), the Company may elect (i) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Optionee or the Optionee’s successor in interest upon delivery of such Unvested Shares, and (ii) immediately to take such action as is appropriate to transfer record title of such Unvested Shares from the Optionee to the Company (or its designee) and to treat the Optionee and such Unvested Shares in all respects as if delivery of such Unvested Shares had been made as required by this Agreement. The Optionee hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

3. Legend. In addition to any legend required pursuant to the Plan, all certificates representing the Unvested Shares to be issued to the Optionee shall have endorsed thereon a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions set forth in a Stock Option Agreement and Amendment with this Company, copies of which are available for inspection at the offices of the Company or will be made available upon request.”

4. Tax Liability of the Participant and Payment of Taxes. Any income or other taxes due from the Optionee with respect to the Unvested Shares issued hereunder, including, without limitation, the lapsing of the Company’s rights of repurchase, shall be the Optionee’s responsibility.

Without limiting the foregoing, to the extent that the lapsing of restrictions on disposition of any of the Unvested Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Optionee’s being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Optionee of the amount of any tax required to be withheld by the Company.

Upon execution of this Agreement, the Optionee may file an election under Section 83 of the Internal Revenue Code of 1986, as amended, in substantially the form attached as Exhibit B. If Optionee does not file such an election, as the Unvested Shares are released from the Lapsing Repurchase Right, the Optionee will have income for tax purposes equal to the fair market value of the Unvested Shares at such date, less the price paid for the Unvested Shares by the Optionee.

5. Equitable Relief and Consent to Jurisdiction. In the event of a breach or threatened breach of the provisions of this Amendment, including the attempted transfer of any of the Shares which are subject to the Lapsing Repurchase Right by the Optionee in violation of this Amendment, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

IN WITNESS WHEREOF, the Administrator has caused this Amendment to be executed on its behalf as of the date first above written.

ADMINISTRATOR

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